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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.__)

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                                  EPIMMUNE INC.
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Filed by Epimmune Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

                    EPIMMUNE ANNOUNCES MILESTONE ACHIEVEMENT
                           IN GENENCOR COLLABORATION

SAN DIEGO, APRIL 2, 2003 - EPIMMUNE INC. (NASDAQ: EPMN) today announced that it had achieved a second milestone event in its collaboration with Genencor International, Inc. Epimmune has identified epitope candidates for inclusion in the human papilloma virus (HPV) therapeutic vaccine being developed by the companies under their collaboration. Epimmune received an undisclosed milestone payment from Genencor as a result of this work. Epimmune had previously received a milestone payment for identification of an EpiGene(TM) clinical product candidate for the lead program in the collaboration, a therapeutic hepatitis B vaccine.

In July 2001 Epimmune entered into a collaboration with Genencor. Pursuant to the agreement, Epimmune exclusively licensed to Genencor its epitope and PADRE(R) technologies for vaccines to treat or prevent hepatitis B, hepatitis C and HPV. Epimmune received an upfront payment upon entering into the collaboration, and Genencor fully funds the Epimmune research in these specific indications. In addition, Genencor made an initial 10% equity investment in Epimmune common stock. The initial collaboration had a term through September 2003 and in October 2002, was extended to September 2004. Upon successful completion of development and pre-commercial milestones, Epimmune will receive milestone payments. In addition, Genencor must pay Epimmune royalties on sales of any products that may be developed under the collaboration. Pursuant to the terms of the agreement, Epimmune could receive up to $60 million through the product development life cycle, including the initial equity investment but excluding royalties.

ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections, such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. In addition, Epimmune previously announced that it has preliminarily agreed to merge its operations with Anosys, Inc. to create a combined company focused on the field of immunotherapeutics and products for the treatment of cancer and infectious diseases. The all-stock transaction is subject to the parties entering into a definitive merger agreement, approval by the shareholders of both companies, obtaining commitments for capital resources to fund the combined company's operations and various other conditions that must be satisfied prior to closing the merger. For more information on Epimmune, visit www.epimmune.com.



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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED MERGER WITH
ANOSYS

Epimmune will file a proxy statement concerning its proposed merger with Anosys, Inc. with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed merger, because it will contain important information related to the merger. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to the Company's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to Epimmune's proposed merger with Anosys. Information regarding such executive officers and directors is included in Epimmune's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Epimmune in Epimmune's proposed merger with Anosys by reviewing the proxy statement related to the merger once it has been filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect management's current views of future events, including statements regarding the benefits of the epitope and PADRE(R) technologies, the use of these technologies in products being developed by Genencor, the possible additional milestone and royalty payments from Genencor and the potential closing of the proposed merger with Anosys and the related financing. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to risks associated with the utility of the epitope and PADRE(R) technologies in eliciting an immune response with vaccines, the utility of Genencor's technology, the development and commercialization efforts of Genencor, the risk that Epimmune and Anosys may not enter into a definitive merger agreement, that even if Epimmune and Anosys enter into a definitive merger agreement, that the merger may not close due to a number of reasons, including but not limited to, Epimmune or Anosys not obtaining shareholder approval of the transaction or not obtaining commitments for capital resources, and the risk that combining Epimmune and Anosys may not result in a stronger company and that the technologies of the two companies may not be compatible. These factors are more fully discussed in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002 and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

                                 END OF FILING


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